UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2026

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Loan Agreement

On July 2, 2026, Golub Capital Private Credit Fund (“GCRED”) entered into an amendment (the “Fourth Amendment to Revolving Loan Agreement”) to the unsecured revolving credit agreement, dated as of July 3, 2023, as amended pursuant to that certain First Amendment to Revolving Loan Agreement, dated as of December 19, 2023, that certain Second Amendment to Revolving Loan Agreement, dated as of March 21, 2024, and that certain Third Amendment to Revolving Loan Agreement, dated as of June 21, 2024, by and between GCRED, as the borrower, and GC Advisors LLC, as the lender.

The Fourth Amendment to Revolving Loan Agreement, among other things, extends the maturity date to July 3, 2029.

The description above is only a summary of the material provisions of the Fourth Amendment to Revolving Loan Agreement and is qualified in its entirety by reference to a copy of the Fourth Amendment to Revolving Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Revolving Loan Agreement, dated as of July 2, 2026, by and between Golub Capital Private Credit Fund, as the borrower, and GC Advisors LLC, as the lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: July 7, 2026	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer